                                                                   EXHIBIT 99.1

Contact:  Paul Muellner                                   FOR IMMEDIATE RELEASE
Chief Financial Officer
John Q. Hammons Hotels, Inc.
417-864-4300

               JOHN Q. HAMMONS HOTELS, INC. REPORTS BASIC EARNINGS
                  OF $1.56 PER SHARE FOR THE FIRST HALF OF 2005


(SPRINGFIELD, MO., August 10, 2005) ---- John Q. Hammons Hotels, Inc. (AMEX:
JQH) today reported results for the second quarter and first six months of 2005.

YEAR-TO-DATE RESULTS

Total revenues from continuing operations for the six months ended July 1, 2005 were $228.9 million, an increase of 4.4% compared to the six months ended July 2, 2004. We produced EBITDA from continuing operations for the 2005 six months of $66.6 million, up 6.9% compared to $62.3 million in the 2004 six months. (See attached table for reconciliation of net income from continuing operations to EBITDA from continuing operations and for our definition of EBITDA from continuing operations).

Basic earnings per share for the six months ended July 1, 2005 were $1.56, compared to $0.34 for the first half of 2004. Diluted earnings per share for the 2005 six months were $1.26, compared to $0.29 for the same period in 2004. Discontinued operations relating to the sales of the Holiday Inn Bakersfield, California, Holiday Inn Denver Northglenn, Colorado and Holiday Inn Bay Bridge, Emeryville, California had a positive effect on basic earnings per share of $0.50 for the 2005 six months and a negative effect on basic earnings per share of $0.86 for the 2004 six months. The positive effect in 2005 was primarily attributable to the gain on the sale of the Holiday Inn Bay Bridge, Emeryville, California.

Net income for the 2005 six month period was $8.5 million, compared to $1.7 million for the same period in 2004. The 2005 results were positively impacted by $3.1 million of the limited partners' earnings we recaptured from limited partners' losses we absorbed in previous quarters as a result of the inability of the limited partners' net contribution to fall below zero. The 2004 results were positively impacted by $4.7 million of limited partners' earnings for the same reason.

Average Daily Room rate for the 2005 six months increased 6.2% to $107.42 from $101.13. Revenue Per Available Room (RevPAR) was $72.06 for the 2005 six months, up 4.8% from the prior year's level of $68.77.

The following represents a reconciliation of the income from continuing operations, as reported, to income from continuing operations, as adjusted (in thousands):

                                                            THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                    JULY 1, 2005        JULY 2, 2004        JULY 1, 2005       JULY 2, 2004
                                                    ------------        ------------        ------------       ------------
Income from continuing operations, as reported      $      1,589        $      1,860        $      5,824       $      6,130

Subtractions:
 Reallocation of minority interest earnings                   --              (1,473)             (3,140)            (4,735)
                                                    ------------        ------------        ------------       ------------
Income from continuing operations, as adjusted      $      1,589        $        387        $      2,684       $      1,395
                                                    ============        ============        ============       ============

SECOND QUARTER RESULTS

Total revenues from continuing operations for the three months ended July 1, 2005 were $117.5 million, an increase of 6.9% compared to the three months ended July 2, 2004. We produced EBITDA from continuing operations for the 2005 quarter of $34.5 million, up compared to $30.0 million in the 2004 quarter. The 2004 results included a $4.5 million loss from discontinued operations during the quarter. (See attached table for reconciliation of net income from continuing operations to EBITDA from continuing operations and for the definition of EBITDA from continuing operations).

Basic earnings per share for the three months ended July 1, 2005 were $0.29 compared to a basic loss per share of $0.51 for the three months ended July 2, 2004. The 2004 results were negatively impacted $0.87 per share by the discontinued operations noted above.

Net income for the 2005 second quarter was $1.6 million compared to a net loss for the 2004 second quarter of $2.6 million. The 2005 results are net of $4.9 million of minority interest in the income of the partnership while the 2004 results were positively impacted by $1.5 million to recapture the limited partners' losses we absorbed in previous quarters.

Revenue Per Available Room (RevPAR) was $74.71 for the 2005 quarter, up 7.3% from the prior year's level of $69.64.

FINANCING AND INVESTING ACTIVITIES

Since the beginning of 2004, we have reduced total debt by over $37 million, including scheduled principal amortization. We utilized the proceeds from the sale of our disposition properties to retire a 9 1/2% mortgage on the World Golf Village Renaissance Resort property. Our current portion of long-term debt is $16.6 million compared to $25.7 million at the end of fiscal 2004.

OPERATIONS OUTLOOK

We expect the industry to continue its recovery during 2005, generating RevPAR and EBITDA above our 2004 levels. This recovery should continue to enhance our cash generation and produce favorable results as we focus on operational efficiencies into 2005.

Although we are not developing new hotels, Mr. Hammons personally has numerous projects in various stages of development, which we will manage upon completion, including properties in Joplin, Missouri and Huntsville, Alabama. Mr. Hammons opened properties in Springfield and St. Charles, Missouri in March and July, respectively, Frisco, Texas and Albuquerque, New Mexico in April, and Hampton, Virginia in August.

John Q. Hammons Hotels, Inc. is a leading independent owner and manager of affordable upscale, full service hotels located primarily in key secondary markets. We own 44 hotels located in 20 states, containing 10,853 guest rooms or suites, and manage 19 additional hotels located in 11 states, containing 4,460 guest rooms or suites. The majority of these 63 hotels operate under the Embassy Suites, Holiday Inn and Marriott trade names. Most of our hotels are located near a state capitol, university, convention center, corporate headquarters, office park or other stable demand generator. A copy of this press release announcing our earnings as well as other financial information will be available in the Investor Relations section of our website at www.jqhhotels.com

                                       ***

NOTE - FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, regarding, among other things, our operations outlook, business strategy, prospects and financial position. These statements contain the words "believe," "anticipate," "estimate," "expect," "forecast," "project," "intend," "may," and similar words. These forward-looking statements are not guarantees of future performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others:

- General economic conditions, including the speed and strength of the economic recovery;

-        The impact of any serious communicable diseases on travel;

-        Competition;

-        Changes in operating costs, particularly energy and labor costs;

- Unexpected events, such as the September 11, 2001 terrorist attacks, or outbreaks of war;

- Risks of hotel operations, such as hotel room supply exceeding demand, increased energy and other travel costs and general industry downturns;

-        Seasonality of the hotel business;

-        Cyclical over-building in the hotel and leisure industry;

- Requirements of franchise agreements, including the right of some franchisors to immediately terminate their respective agreements if we breach certain provisions; and

-        Costs of complying with applicable state and federal regulations.

         These risks and uncertainties should be considered in evaluating any forward-looking statements contained in this press release. We undertake no obligation to update or revise publicly any forward looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

                             - - Tables Attached - -

                          JOHN Q. HAMMONS HOTELS, INC.
                                 AND COMPANIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                       (000's omitted, except share data)

                                                                          THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                    JULY 1, 2005     JULY 2, 2004     JULY 1, 2005    JULY 2, 2004
                                                                    ------------     ------------     ------------    ------------
REVENUES:
  Rooms                                                             $    73,785      $    68,804      $   142,335      $   135,827
  Food and beverage                                                      29,786           28,091           58,986           56,751
  Meeting room rental, related party management
    fee and other                                                        13,900           12,985           27,583           26,588
                                                                    -----------      -----------      -----------      -----------
    Total revenues                                                      117,471          109,880          228,904          219,166
                                                                    -----------      -----------      -----------      -----------

OPERATING EXPENSES:
  Direct operating costs and expenses:
    Rooms                                                                18,169           16,694           35,001           33,088
    Food and beverage                                                    22,997           21,805           44,574           42,710
    Other                                                                   482              547              922            1,133

General, administrative, sales and management
  service expenses                                                       36,421           36,068           72,112           70,678

Repairs and maintenance                                                   4,940            4,737            9,725            9,212

Depreciation and amortization                                            12,128           11,636           23,575           23,125
                                                                    -----------      -----------      -----------      -----------

    Total operating expenses                                             95,137           91,487          185,909          179,946
                                                                    -----------      -----------      -----------      -----------

INCOME FROM OPERATIONS                                                   22,334           18,393           42,995           39,220

OTHER INCOME (EXPENSE):
  Interest income                                                           423              159              785              276
  Interest expense and amortization of deferred
    financing fees                                                      (16,169)         (16,611)         (32,470)         (33,255)
  Extinguishment of debt costs                                               --               --             (234)              --
                                                                    -----------      -----------      -----------      -----------

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY
INTEREST AND PROVISION FOR INCOME TAXES                                   6,588            1,941           11,076            6,241
  Minority interest in income of partnership                             (4,933)              --           (5,153)              --
                                                                    -----------      -----------      -----------      -----------

INCOME FROM CONTINUING OPERATIONS BEFORE
PROVISION FOR INCOME TAXES                                                1,655            1,941            5,923            6,241

  Provision for income taxes                                                (66)             (81)             (99)            (111)
                                                                    -----------      -----------      -----------      -----------

INCOME FROM CONTINUING OPERATIONS                                         1,589            1,860            5,824            6,130
  Income (loss) from discontinued operations, net of
    $8,113 of minority interest for six months ended
    July 1, 2005, and no minority interest for the
    three months and six months ended July 2, 2004                           --           (4,482)           2,721           (4,403)
                                                                    -----------      -----------      -----------      -----------

NET INCOME (LOSS) ALLOCABLE TO THE COMPANY                          $     1,589      $    (2,622)     $     8,545      $     1,727
                                                                    ===========      ===========      ===========      ===========

BASIC EARNINGS (LOSS) PER SHARE:
  Net earnings (loss) allocable to Company                          $      0.29      $     (0.51)     $      1.56      $      0.34
                                                                    ===========      ===========      ===========      ===========

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                             5,538,659        5,143,119        5,485,765        5,127,195
                                                                    ===========      ===========      ===========      ===========

DILUTED EARNINGS (LOSS) PER SHARE:
  Net earnings (loss) allocable to Company                          $      0.23      $     (0.51)     $      1.26      $      0.29
                                                                    ===========      ===========      ===========      ===========

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING                           6,854,430        5,143,119        6,793,606        5,902,355
                                                                    ===========      ===========      ===========      ===========

                          JOHN Q. HAMMONS HOTELS, INC.
                                 AND COMPANIES
      (amounts in thousands except earnings per share and operating data)


                                                                         THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                    JULY 1, 2005    JULY 2, 2004      JULY 1, 2005     JULY 2, 2004
                                                                    ------------    ------------      ------------     ------------
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO EBITDA:

Income from continuing operations                                   $      1,589    $      1,860      $      5,824     $      6,130
Provision for income taxes                                                    66              81                99              111
Minority interest in income of partnership                                 4,933               0             5,153                0
Extinguishment of debt costs                                                   0               0               234                0
Interest expense and amortization of deferred financing
  fees, net                                                               15,746          16,452            31,685           32,979
Depreciation and amortization                                             12,128          11,636            23,575           23,125
                                                                    ------------    ------------      ------------     ------------
EBITDA from continuing operations (a)                               $     34,462    $     30,029      $     66,570     $     62,345
                                                                    ============    ============      ============     ============

EBITDA MARGIN (% OF TOTAL REVENUE)                                          29.3%           27.3%             29.1%            28.4%

(a) EBITDA from continuing operations is defined as income from continuing operations before interest expense, net, income tax expense, depreciation and amortization, minority interest and extinguishment of debt costs. Management considers EBITDA to be one measure of operating performance for the Company before debt service that provides a relevant basis for comparison, and EBITDA is presented to assist investors in analyzing the performance of the Company. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States, nor should it be considered as an indicator of the overall financial performance of the Company. The Company's calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.


                                                                           THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                      JULY 1, 2005    JULY 2, 2004    JULY 1, 2005    JULY 2, 2004
                                                                      ------------    ------------    ------------    ------------
TOTAL OWNED HOTELS:
Occupancy from continuing operations                                          69.7%           68.9%           67.1%           68.0%
Average Room Rate from continuing operations                          $     107.21    $     101.15    $     107.42    $     101.13
RevPAR (Room Revenue per available room) from
    continuing operations                                             $      74.71    $      69.64    $      72.06    $      68.77


                                                                                JULY 1,             DEC. 31,              JAN. 2,
                                                                                 2005                 2004                2004
                                                                               --------             --------             --------
SELECTED BALANCE SHEET DATA
Current Assets                                                                 $ 85,232             $ 91,108             $ 54,022

Total Assets                                                                   $814,158             $816,499             $822,183

Current Liabilities Excluding Debt                                             $ 52,245             $ 48,836             $ 41,043

Current Portion of Long-Term Debt                                              $ 16,628             $ 25,719             $  7,423

Total Long-Term Debt Including Current Portion                                 $743,926             $765,204             $781,072

Total Cash and Equivalents, Restricted Cash and
Marketable Securities                                                          $ 93,946             $ 93,958             $ 61,222

Net Debt (Total Long-Term Debt less Total Cash and
Equivalents, Restricted Cash and Marketable Securities)                        $649,980             $671,246             $719,850